AMENDMENT NO. 7
DATED AS OF NOVEMBER 22, 2022
TO THE
PUREPOWER® PW1100G-JM ENGINE SUPPORT AND MAINTENANCE AGREEMENT, AS AMENDED
BY AND BETWEEN
INTERNATIONAL AERO ENGINES, LLC
AND
LATAM AIRLINES GROUP S.A.
DATED AS OF FEBRUARY 26, 2014

facsimile and electronic delivery of a counterpart of this Amendment No. 7, shall be deemed to be of the same force and effect as an original executed document. If executed or delivered by email, the Parties agree to provide original signature pages upon request.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 7 to be executed in duplicate as of the Effective Date.

LATAM AIRLINES GROUP S.A.

By: DocuSigned by: Andres Del Valle
DD6A84F1314144C...

Typed Name: ANDRES DEL VALLE

Title: Senior Vice President Corporate Finance

LATAM AIRLINES GROUP S.A.

By: DocuSigned by: [signature]
083BFDB9CC3943C...

Typed Name: SEBASTIAN ACUTO

Title: Vice President Fleet and Projects

INTERNATIONAL AERO ENGINES, LLC

By: [signature]

Typed Name: Daniel Kirk

Title: Vice President, Americas